Exhibit 21

                                  KADANT INC.

                         Subsidiaries of the Registrant

At March 11, 2002, the Registrant owned the following companies:
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                                                                           STATE OR
                                                                       JURISDICTION OF       PERCENT OF
                                NAME                                    INCORPORATION        OWNERSHIP
-------------------------------------------------------------------------------------------------------

    ArcLine Products, Inc.                                                 New York             100
    Fibertek U.K. Limited                                                  England              100
        Kadant U.K. Limited                                                England              100
           D.S.T. Pattern Engineering Company Limited                      England              100
               Vickerys Limited                                            England              100
                  Winterburn Limited                                       England              100
    Kadant AES Canada Inc.                                                  Canada              100
    Kadant AES Mexico, S.A. de C.V.                                         Mexico              100
    Kadant Black Clawson Inc.                                              Delaware             100
           Fiberprep Securities Corporation                                Delaware             100
    Kadant Lamort Holdings Inc.                                            Delaware             100
        Kadant Lamort                                                       France              100
           Kadant Lamort Ltda.                                              Brazil               70
           Kadant Lamort GmbH                                              Germany              100
           Kadant Lamort S.A.                                               Spain               100
           Kadant Lamort S.r.l.                                             Italy               100
           Kadant Nordiska Lamort Lodding A.B.                              Sweden              100
               Kadant BC Lamort UK                                         England              100
               Cyclotech AB                                                 Sweden              100
    Kadant Web Systems Inc.                                             Massachusetts           100
        Fiberprep Inc.                                                     Delaware              95
        (31.05% of which shares are owned
        directly by Kadant Lamort)
    Thermo Fibergen Inc.                                                   Delaware             100
        Fibergen Securities Corporation                                 Massachusetts           100
        Kadant GranTek Inc.                                               Wisconsin             100
        Kadant Composites Inc.                                             Delaware             100




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